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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8 No. 333-192067) pertaining to The Container Store Group, Inc. 2013 Incentive Award Plan and

  (2)
  Registration Statement (Form S-8 No. 333-193255) pertaining to The Container Store Group, Inc. 2012 Stock Option Plan

of our report dated May 31, 2018, with respect to the consolidated balance sheets of The Container Store Group, Inc. (the Company) as of March 31, 2018 and April 1, 2017, and the related consolidated statements of operations, comprehensive income, shareholders' equity and cash flows for each of the two years ended March 31, 2018, for the year ended February 27, 2016, the related consolidated statements of operations, comprehensive income and cash flows for the five week transition period ended April 2, 2016 and schedule of The Container Store Group, Inc. included in this Annual Report (Form 10-K) of The Container Store Group, Inc. for the year ended March 31, 2018.

/s/ Ernst and Young LLP

Dallas, Texas
May 31, 2018

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm